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                                                                    Exhibit 10.2

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of the 30th day of June, 2003 (this "Amendment"), is made by and between PROVINCE HEALTHCARE COMPANY, a Delaware corporation (the "Borrower"), the Lenders (as hereinafter defined) party to the Credit Agreement referred to below, and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as agent for the Lenders (in such capacity, the "Agent").

                              BACKGROUND STATEMENT

         A. The Borrower, certain banks and other financial institutions (the "Lenders"), the Agent, Bank of America, N.A., as Syndication Agent, and UBS Warburg LLC and Merrill Lynch Capital Corporation, as Documentation Agents, are parties to a Third Amended and Restated Credit Agreement, dated as of November 13, 2001, as amended by that certain Amendment No. 1 to Certain Operative Agreements, dated as of March 29, 2002, by that certain Second Amendment to Credit Agreement and Consent, dated as of March 28, 2003, and by that certain Third Amendment to Credit Agreement and Consent, dated as of May 27, 2003 (as amended, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         B. The Borrower has requested certain amendments to the Credit Agreement, including an increase of the aggregate Revolving Credit Commitments thereunder to $250,000,000.

         C. The Lenders have agreed to such amendments on the terms and subject to the conditions set forth herein.

                             STATEMENT OF AGREEMENT

         The parties hereto agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

         1.1 Defined Terms. Section 1.1 of the Credit Agreement is hereby amended by:

         (a) deleting the definitions of "Collateral," "Consolidated Senior Debt," "Mortgages," "Revolving Credit Commitment," "Revolving Credit Notes" and "Revolving Credit Facility Maturity Date" therein and adding the following defined terms in proper alphabetical order:

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                  "Collateral" shall mean all the assets, property and interests in property of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, that shall, from time to time, be pledged or be purported to be pledged as direct or indirect security for the Credit Obligations or the Guaranty Obligations pursuant to any one or more Security Documents; provided, that except for Realty subject to the Mortgages, "Collateral" shall not include Realty acquired after March 30, 1998 by the Borrower or any of its Subsidiaries.

                  "Consolidated Senior Debt" shall mean, as of any date of determination, Consolidated Debt less Subordinated Debt (excluding from Subordinated Debt for the purposes of this definition the lesser of (A) $30,000,000 or (B) the aggregate principal amount of the 4-1/2% Subordinated Notes outstanding as of such date).

                  "Mortgages" shall mean all fee and leasehold mortgages, deeds of trust and similar instruments pursuant to which the Borrower or any Guarantor grants to the Agent, for the benefit of the Lenders, a mortgage lien, or an assignment of any mortgage lien obtained by such Person from another Person, to secure any or all of the Credit Obligations or the Guaranty Obligations, and shall include, without limitation, (a) the deeds of trust and security agreements executed by the Borrower and/or certain of its Subsidiaries with respect to the parcels of Realty subject to Mortgages as of June 30, 2003, located at
         (i) Palo Verde Community Hospital, Blythe, Riverside County, California; (ii) Parkview Regional Hospital, Mexia, Limestone County, Texas; (iii) Colorado Plains Medical Center, Fort Morgan, Morgan County, Colorado; (iv) Palestine Regional Medical Center-West Campus (formerly known as Memorial Mother Frances Hospital) (excluding the medical office building thereon previously given as collateral for the End Loaded Lease Facility), Palestine, Anderson and Houston Counties, Texas; (v) Palestine Regional Medical Center (formerly known as Trinity Valley Medical Center), Palestine, Anderson County, Texas; (vi) Starke Memorial Hospital, Knox, Starke County, Indiana; (vii) Colorado River Medical Center, Needles, San Bernardino County, California (formerly known as Needles Desert Community Hospital) (excluding the medical office building previously given as collateral for the End Loaded Lease Facility), (viii) Havasu Regional Medical Center, Lake Havasu City, Mohave County, Arizona, (ix) Memorial Hospital of Martinsville and Henry County, Martinsville, Henry County, Virginia, (x) Los Alamos Medical Center, Los Alamos, Los Alamos County, New Mexico, (xi) Doctors' Hospital of Opelousas, Opelousas, St. Landry Parish, Louisiana (excluding the medical office building thereon previously given as collateral for the End Loaded Lease Facility), (xii) Minden Medical Center, Minden, Webster Parish, Louisiana, and (xiii) Bolivar Medical Center, Cleveland, Bolivar County, Mississippi, and (b) the mortgage, deed of trust or similar instrument delivered by PHC-Elko, Inc. pursuant to Section 4.1 of the Fourth Amendment to Credit Agreement, dated as of June 30, 2003, with respect to the Realty located at Northeastern Nevada Regional Hospital, Elko, Elko County, Nevada (excluding a non-contiguous parcel of approximately 2.169 acres on which is located the Elko Medical Clinic Building), in all cases together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

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                  "Other Joint Venture" shall mean a Non-Wholly Owned Subsidiary that does not qualify as Permitted Joint Venture and that is identified as an Other Joint Venture by the Borrower to the Agent by written notice at the time of the Acquisition or creation thereof: (i) the sole activity of which is to own, lease or operate Facilities and/or facilities providing services ancillary to such Facilities, (ii) for which any Capital Stock (if any) of such Other Joint Venture acquired from the Borrower or any Subsidiary by Persons other than the Borrower or a wholly owned Subsidiary of the Borrower is acquired for Fair
         Market Value (reasonable evidence of which shall be provided to the Agent upon its request), and (iii) with respect to which, after giving effect to the designation of such Subsidiary as an Other Joint Venture, no Default or Event of Default would exist.

                  "Pledged Debt" shall have the meaning assigned to such term in the Pledge Agreement.

                  "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth next to such Lender's name on SCHEDULE A attached hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances after June 30, 2003, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to
         SECTION 10.5(c) as such Lender's "Revolving Credit Commitment," as such amount may be increased or reduced at or prior to such time pursuant to the terms hereof.

                  "Revolving Credit Facility Maturity Date" shall mean November 13, 2006.

                  "Revolving Credit Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A-1, executed and delivered to the Lenders with Revolving Credit Commitments pursuant to the Fourth Amendment to Credit Agreement, dated as of June 30, 2003, by and between the Borrower, the Lenders and the Agent or, in connection with an Assignment and Acceptance, pursuant to SECTION 10.5(d), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         (b) deleting the word "Interests" in clause (a) of the definition of "Consolidated Net Income" and in the first sentence of the definition of "Subsidiary" and inserting in lieu thereof the words "Capital Stock".

         (c) deleting the penultimate sentence in the definition of "Permitted Joint Ventures" and inserting in lieu thereof the following:

         The parties hereto agree that, as of June 30, 2003, the Palestine Limited Partnership, Vaughan Regional Medical Center, LLC and Great Basin Surgical Center L.L.C. (if acquired as contemplated by that certain Consent and Waiver, dated as of June 5, 2003, between the Borrower, certain of the Lenders and the Agent) shall be deemed Permitted Joint Ventures whether or not they satisfy the definition of "Permitted Joint Venture" as of such date.

         1.2 Notes. Section 2.3 of the Credit Agreement is hereby amended by deleting subsection (b) thereof in its entirety and inserting in lieu thereof the following:

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                  (b)      The Revolving Credit Note issued to each Lender with
         a Revolving Credit Commitment shall (i) be executed by the Borrower,
         (ii) be payable to the order of such Lender, (iii) be dated as of June 30, 2003 (or, in the case of Revolving Credit Notes issued pursuant to an Assignment and Acceptance after June 30, 2003, as of the date thereof), (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of SECTION 2.6, as the same may be applicable to the Revolving Credit Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

         1.3 End Loaded Lease Facility. As a result of the termination of the End Loaded Lease Facility pursuant to that certain Termination Letter Agreement, dated as of May 23, 2003, the terms and provisions of the Credit Agreement with respect thereto shall have no further force or effect and shall be disregarded for all purposes.

         1.4      Representations and Warranties.

         (a) Section 4.3 of the Credit Agreement is hereby amended by deleting the phrase "Stock or Interests" in the last sentence thereof and inserting in lieu thereof the words "Capital Stock".

         (b) Section 4.23 of the Credit Agreement is hereby amended by adding the phrase "and in Other Joint Ventures" immediately after the words "Permitted Joint Ventures" in the introductory clause thereof.

         1.5      Affirmative Covenants.

         (a) Section 5.4(a) of the Credit Agreement is hereby amended by adding the phrase "or Other Joint Venture" immediately after the parenthetical phrase "(other than Palestine Limited Partnership)" therein.

         (b) Section 5.4(b) of the Credit Agreement is hereby amended by adding the phrase ", Other Joint Ventures" immediately after the parenthetical phrase "(other than Palestine Limited Partnership)" in the last sentence thereof.

         (c) Section 5.11 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

                  5.11 Creation or Acquisition of New Subsidiaries. The Borrower and its Subsidiaries may from time to time create or acquire new Subsidiaries subject to the terms of this Agreement, provided that (i) each new Subsidiary (which shall exclude Permitted Joint Ventures constituting Non-Wholly Owned Subsidiaries (other than the Palestine Limited Partnership) and Other Joint Ventures for purposes of this
         Section 5.11) having assets with a gross value (determined in accordance with Generally Accepted Accounting Principles) in excess of $100,000 (or upon obtaining assets, including but not limited to the proceeds of Investments, loans, or other distributions from the Borrower or another Subsidiary, in excess of $100,000 in the case of an existing Subsidiary which previously had assets with a gross value less than $100,000) will

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         execute and deliver to the Agent (with sufficient copies for each
         Lender) an amendment or accession to the Guaranty Agreement (pursuant to which such new Subsidiary shall become a party thereto), an amendment or accession to the Pledge Agreement, Financing Statements, certificates of title, stock certificates and other documents reasonably required by the Agent, all in form and substance satisfactory to the Agent, pursuant to which such new Subsidiary shall secure its obligations under the Guaranty Agreement by first priority, perfected security interests in all Capital Stock and Pledged Debt owned by such Subsidiary, subject only to Permitted Liens, (ii) the Borrower and/or the other Guarantors will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or supplement to the Pledge Agreement, in form and substance satisfactory to the Agent, pursuant to which all of the Capital Stock of such new Subsidiary (including Permitted Joint Ventures and Other Joint Ventures, except for such Other Joint Ventures the organizational documents of which would prohibit the pledge of such Capital Stock to the Agent pursuant to the Pledge Agreement) that is directly or indirectly owned by the Borrower shall be pledged to the Agent under the Pledge Agreement, together with the certificates representing such Capital Stock and stock powers duly executed in blank, and (iii) the Borrower will cause each such new Subsidiary to execute and deliver, and will cause to be delivered, all documentation of the type described in Sections 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e) as such new
         Subsidiary would have had to deliver were it a Subsidiary on the Amendment Effective Date; provided, that Permitted Joint Ventures constituting Non-Wholly Owned Subsidiaries shall be identified by the Borrower to the Agent as Permitted Joint Ventures, and Other Joint Ventures shall be identified by the Borrower to the Agent as Other Joint Ventures, and shall only be required to provide documentation of the type described in Sections 3.1.2(b), 3.1.2(c) and 3.1.2(e).

         1.6      Negative Covenants.

         (a) Section 6.1 of the Credit Agreement is hereby amended by adding the phrase "or an Other Joint Venture" immediately after the words "Permitted Joint Venture" in subsection (ii) thereof.

         (b)      Section 6.2 of the Credit Agreement is hereby amended by:

                  (i) deleting subsections (v) and (vi) thereof in their entirety and inserting in lieu thereof the following:

                           (v) unsecured intercompany Debt (x) of any Subsidiary (other than an Other Joint Venture) to the Borrower (provided, that unsecured intercompany Debt of Permitted Joint Ventures, when aggregated with dispositions of assets to Permitted Joint Ventures permitted under Section 6.5(iii) and restricted investments in Permitted Joint Ventures permitted under Section 6.7(m), shall not exceed $20,000,000 in the aggregate (excluding for purposes of calculating such $20,000,000 basket, Acquisition Amounts incurred in connection with Permitted Acquisitions and other amounts consented to by the Required Lenders in writing), (y) of any Subsidiary (other than a Permitted Joint Venture or an Other Joint Venture) to a Guarantor (other than a Permitted Joint Venture or an Other Joint

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                  Venture), and (z) of the Borrower to any Guarantor (other than a Permitted Joint Venture or an Other Joint Venture), provided that any such Debt under this clause (v) is incurred in the ordinary course of business and, if requested by the Agent or required pursuant to Section 5.10(a), is evidenced by one or more promissory notes pledged to the Agent pursuant to the Pledge Agreement, is payable on demand and, is fully subordinated in right of payment to the Credit Obligations and the Guaranty Obligations, as applicable; and provided further, that intercompany Debt for money borrowed by Palestine Limited Partnership shall not exceed those obligations evidenced by Palestine Limited Partnership Notes and that all other intercompany Debt owed by Palestine Limited Partnership shall not exceed amounts currently payable pursuant to the Hospital Management Agreement dated July 12, 1996, between Palestine-Principal, Inc., a Tennessee corporation, and Palestine Limited Partnership, as such agreement may be amended, supplemented or renewed from time to time in compliance with Section 6.22 hereof.

                           (vi) Contingent Obligations permitted by Section 6.3, but excluding Contingent Obligations of the Borrower or any Subsidiary with respect to Permitted Joint Ventures and Other Joint Ventures unless (i) approved by the Required Lenders or (ii) permitted by clause (v) or (xiii) of this
                  Section 6.2.

                  (ii) deleting subsection (xiii) thereof in its entirety and inserting in lieu thereof the following:

                           (xiii) other Debt (including, without limitation, Debt secured by purchase money liens described in clause (f) of the definition of Permitted Liens and Capital Lease Obligations) in an aggregate principal amount at any time outstanding not to exceed $20,000,000 for the Borrower and its Subsidiaries (excluding Permitted Joint Ventures); provided that Debt of Other Joint Ventures other than unsecured intercompany Debt shall not be permitted by this clause (xiii) and unsecured intercompany Debt of Other Joint Ventures permitted by this clause (xiii), when aggregated with dispositions of assets to Other Joint Ventures permitted under
                  Section 6.5(iii) and restricted investments in Other Joint Ventures permitted under Section 6.7(n), shall not exceed $10,000,000.

         (c) Section 6.3 of the Credit Agreement is hereby amended by inserting the word "and" immediately after the semi-colon in subsection (xi) thereof and by deleting subsection (xii) in its entirety and inserting in lieu thereof the following:

                  (xii) other Contingent Obligations not to exceed $5,000,000 at any time (excluding Contingent Obligations of, and Contingent Obligations of the Borrower or any Subsidiary supporting obligations of, Permitted Joint Ventures and Other Joint Ventures).

         (d) Section 6.5 of the Credit Agreement is hereby amended by deleting clauses (iii) through (v) thereof in their entirety and inserting in lieu thereof the following:

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         (iii) any sale, lease, transfer or conveyance from one Subsidiary to another Subsidiary or to the Borrower, or from the Borrower to any Subsidiary, in accordance with Section 6.6, provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and provided, further, that no sale, lease, transfer, conveyance or other disposition of Collateral may be made from an Existing Pledgor to any After-Acquired Pledgor unless such sale, lease, transfer, conveyance or other disposition falls within the $15,000,000 basket set forth in clause (v) below and, provided, further, that (y) sales, leases, transfers and conveyances to Permitted Joint Ventures, when aggregated with unsecured intercompany Debt of Permitted Joint Ventures permitted under Section 6.2(v) and restricted investments in Permitted Joint Ventures permitted under Section 6.7(m), shall not exceed $20,000,000 in the aggregate (excluding Acquisition Amounts incurred in connection with Permitted Acquisitions and other amounts consented to by the Required Lenders in writing) and (z) sales, leases, transfers and conveyances to Other Joint Ventures, when aggregated with unsecured intercompany Debt of Other Joint Ventures permitted under Section 6.2(xiii) and restricted investments in Other Joint Ventures permitted under Section 6.7(n), shall not exceed $10,000,000 in the aggregate;
         (iv) [intentionally omitted]; and (v) the sale or disposition of assets by the Borrower and its Subsidiaries (excluding dispositions to Permitted Joint Ventures and to Other Joint Ventures) outside the ordinary course of business for fair value and for cash, provided that
         (w) the net cash proceeds from such sales or dispositions, when aggregated with the net cash proceeds from all other sales and dispositions not otherwise specifically permitted under this Section that are consummated during any four consecutive fiscal quarters immediately prior thereto, do not exceed $15,000,000 in the aggregate for the Borrower and its Subsidiaries, (x) such net cash proceeds in excess of $2,000,000 per disposition or $15,000,000 in the aggregate over the term of this Agreement are delivered to the Agent promptly after receipt thereof for application in prepayment of the Loans in accordance with the provisions of Section 2.5(e), (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

         (e)      Section 6.7 of the Credit Agreement is hereby amended by:

                  (i) deleting subsection (f) thereof in its entirety and inserting in lieu thereof the following:

                           (f) investments in Subsidiaries and Permitted Acquisitions made in accordance with terms of this Agreement, including Sections 5.11 and 5.12; provided that investments in Permitted Joint Ventures shall satisfy the requirements of clause (m) below and investments in Other Joint Ventures shall satisfy the requirements of clause (n) below;

                  (ii) deleting subsection (i) thereof in its entirety and inserting in lieu thereof the following:

                           (i) loans or advances from a Subsidiary to the Borrower or to another Subsidiary that is a Guarantor (other than a Permitted Joint Venture or an Other

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                  Joint Venture) or from the Borrower to a Subsidiary that is a
                  Guarantor (other than a Permitted Joint Venture or an Other Joint Venture) so long as the requirements of Section 5.10(a) and Section 6.2(v) are satisfied;

                  (iii) deleting subsections (m) and (n) thereof in their entirety and inserting in lieu thereof the following:

                           (m) investments in Permitted Joint Ventures that, when aggregated with unsecured intercompany Debt of Permitted Joint Ventures permitted under Section 6.2(v) and dispositions of assets to Permitted Joint Ventures permitted under Section 6.5(iii), shall not exceed $20,000,000 in the aggregate (excluding Acquisition Amounts incurred in connection with Permitted Acquisitions and other amounts consented to by the Required Lenders in writing); and

                           (n)      any other investments which are not
                  described in clauses (a) through (m) above (but excluding investments in Permitted Joint Ventures), not to exceed during the term of the Loans, $15,000,000 in the aggregate at any one time outstanding; provided that investments in Other Joint Ventures, when aggregated with unsecured intercompany Debt of Other Joint Ventures permitted under Section 6.2(xiii) and dispositions of assets to Other Joint Ventures permitted under
                  Section 6.5(iii), shall not exceed $10,000,000 in the aggregate.

         (f) Section 6.8 of the Credit Agreement is hereby amended by (i) adding the phrase "or Other Joint Ventures" immediately after the words "Permitted Joint Ventures" in subsection (a)(iii) thereof, (ii) deleting the phrase "of its Stock or other Interests," in the introductory clause of subsection (b) thereof and inserting in lieu thereof the phrase "or other ownership interests of its Capital Stock" and (iii) deleting subsection (b)(iii) thereof in its entirety and inserting in lieu thereof the following:

         (iii) the purchase in the ordinary course of business by any Permitted Joint Venture, any Other Joint Venture or the Subsidiary constituting the general partner or managing member of such Permitted Joint Venture or Other Joint Venture of the limited partnership interests or membership interests held by limited partners or the minority members in a Permitted Joint Venture or Other Joint Venture affiliated with the Facilities owned, leased or operated by such Permitted Joint Venture or such Other Joint Venture (or entities controlled by such limited partners or minority members) upon the termination of the affiliation of such limited partners or minority members with such Facilities or the death or disability of such limited partners or minority members (if applicable), so long as no Default or Event of Default then exists or would result immediately after giving effect to such purchase; or

         (g) Section 6.16 of the Credit Agreement is hereby amended by inserting the phrase ", the definition of Other Joint Venture" immediately after the words "Permitted Joint Ventures" therein.

         (h) Section 6.22 of the Credit Agreement is hereby amended by deleting the phrase "the buy-out of a limited partner in a Permitted Joint Venture" in clause (a) thereof and inserting

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in lieu thereof the phrase "the buy-out of a limited partner or minority member in a Permitted Joint Venture or Other Joint Venture".

         (i) Section 6.24 of the Credit Agreement is hereby amended by deleting the phrase "limited partners in Permitted Joint Ventures" in the introductory clause thereof and inserting in lieu thereof the phrase "limited partners or minority members in Permitted Joint Ventures and Other Joint Ventures".

         1.7 New Schedule. The Credit Agreement is hereby amended by adding to the schedules thereto SCHEDULE A attached to this Amendment and such schedule shall be referred to in the Credit Agreement as "SCHEDULE A."

         1.8 Signature Pages. The signature pages to the Credit Agreement are hereby amended by deleting each reference to "Revolving Credit Commitment" contained thereon and each dollar amount associated with each such reference.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants as follows:

         2.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Loan Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date); provided, that, the state income tax lien filed against Principal Knox Company on December 4, 2001 in Starke County, Indiana by the State of Indiana, Department of Revenue, the state tax lien filed against PRHC-Ennis G.P., Inc. on April 21, 2003 in Ellis County, Texas by the Texas Workforce Commission, the state tax lien filed against PHC-Eunice, Inc. on June 29, 2000 in Acadia Parish, Louisiana by the State of Louisiana, Department of Labor, the state tax lien filed against PHC-Eunice, Inc. on May 20, 2003 in St. Landry Parish, Louisiana by the State of Louisiana, Department of Labor, and the state tax lien filed against the Borrower and Brim Healthcare, Inc. on March 15, 2002 with the California Secretary of State by the State of California, Employment Development Department (collectively, the "State Tax Liens"), shall constitute Permitted Liens until August 31, 2003, at which time the Borrower shall have caused the State Tax Liens to be terminated.

         2.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

         2.3 Enforceability. This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

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         2.4      No Conflicts. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment

         2.5 Obligations. The execution and delivery of this Amendment does not diminish or reduce the Borrower's obligations under the Loan Documents, except as modified by this Amendment.

         2.6 No Claims. The Borrower has no claims, counterclaims, offsets or defenses to the Loan Documents and the performance of its obligations thereunder, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

                                   ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

         The effectiveness of the amendments to the Credit Agreement set forth in this Amendment is subject to the satisfaction of the following conditions:

         3.1 Executed Amendment. This Amendment shall have been duly executed and delivered by the Borrower, the Agent and each of the Lenders and shall be in full force and effect.

         3.2 Revolving Credit Notes. The Revolving Credit Notes (as such term is defined after giving effect to SECTION 1.1 of this Amendment) shall have been duly authorized, executed and delivered by the Borrower to the Agent.

         3.3 Accession to Security Agreement. PHC-Elko, Inc. shall have executed an accession to the Security Agreement in form and substance reasonably satisfactory to the Agent, together with such other documents requested by the Agent to perfect the security interests granted therein.

         3.4 Confirmation. The Agent shall have received a Confirmation of Credit Documents by each Guarantor of the Obligations, in form and substance satisfactory to the Agent.

         3.5 UCC Searches. The Agent shall have received the results of a search of all filings made against the Borrower and each Guarantor under the Uniform Commercial Code as currently in effect, (i) in the state of incorporation or organization of the Borrower or such Guarantor and (ii) for the Borrower and each Guarantor owning or leasing a Facility, in the state in which such Facility is located, indicating that the Collateral is free and clear of any liens or encumbrances except for Permitted Liens or for which UCC-3 termination statements are being delivered.

         3.6 Financing Statements. Financing Statements (including fixture filings for any Realty subject to a Mortgage), amendments to existing Financing Statements, and all other filings or recordings necessary to perfect the security interests of the Agent, on behalf of the Lenders, in the Collateral shall have been filed (other than the filing of the Mortgage and related real estate collateral documents for Northeastern Nevada Regional Hospital, Elko, Elko County, Nevada ("Elko Hospital") which will be filed pursuant to SECTION
4.1 hereof).

         3.7 Mortgages; Title Insurance. To the extent required by the Agent, amendments to all of the Mortgages (other than the Mortgage for Elko Hospital), in form and substance satisfactory to the Agent, shall have been duly authorized, executed and delivered by the Borrower and the Guarantors (as applicable), shall have been recorded, registered and filed in a manner reasonably acceptable to the Agent, shall be in full force and effect and no Default shall exist under the Mortgages (after giving effect to such amendments), and the Agent shall have received fully executed copies such amendments. With respect to all Realty subject to Mortgages that are being amended as described above (other than the Mortgages with respect to Realty located at (x) Parkview Regional Hospital, Mexia, Limestone County, Texas, (y) Palestine Regional Medical Center-West Campus (formerly known as Memorial Mother Frances Hospital), Palestine, Anderson and Houston Counties, Texas, and (z) Palestine Regional Medical Center (formerly known as Trinity Valley Medical Center), Palestine, Anderson County, Texas (collectively, the "Texas Hospitals")), (i) the Agent shall have received endorsements to the existing title insurance policies (or binders, as the case may be) with respect thereto, insuring that such Mortgages (as amended by the amendments described above) constitute valid enforceable, first priority liens on the Realty, free and clear from all title defects and encumbrances whatsoever except from and subject to Permitted Liens and only with exceptions for rights of physicians or other healthcare providers as tenants under written leases of office space in the ordinary course of business, but specifically excluding ground leases with terms of ten years or more, and such other exceptions as are acceptable to the Agent and (ii) all premiums thereon shall have been paid.

         3.8 Certificates of Existence or Good Standing. The Agent and each Lender shall have received certificates (or other confirmation acceptable to the Agent) as of a recent date of the good standing or existence of the Borrower and each Guarantor under the laws of its state of incorporation or organization and, for the Borrower and each Guarantor owning or leasing a Facility, under the laws of each state in which such Facility is located.

         3.9 Opinions of Counsel. The Agent and each Lender shall have received the favorable opinions of Waller Lansden, Dortch & Davis, Tennessee counsel to the Borrower and the Guarantors (covering enforceability and Delaware corporate law matters), Faegre & Benson LLP, Colorado counsel to the Borrower and the Guarantors, Winstead, Sechrist & Minick, P.C., Texas counsel to the Borrower and the Guarantors, Argue Pearson Harbison & Myers, LLP, California counsel to the Borrower and the Guarantors, Barnes & Thornburg, Indiana counsel to the Borrower and the Guarantors, Steptoe & Johnson, LLP, Arizona counsel to the Borrower and the Guarantors, Modrall Sperling Roehl Harris & Sisk, P.A., New Mexico counsel to the Borrower and the Guarantors, Williams, Mullen, Clark & Dobbins, P.C., Virginia counsel to the Borrower and the Guarantors, Roedel Parsons Koch Frost Belhoff & McCollister, Louisiana counsel to the Borrower and the Guarantors, Watkins Ludlum Winter & Stennis, P.A., Mississippi counsel to the Borrower and the Guarantors, and Tonkon Torp LLP, Oregon counsel to certain Guarantors, each such opinion to be addressed to the Agent, for the benefit of the Lenders, the Issuing Lender and each Lender, and in form and substance satisfactory to the Agent and each Lender.

         3.10 Representations and Warranties; Officer's Certificate. The following shall be true and the Agent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (i) each of the representations and warranties of the Borrower contained in this Amendment, the Credit Agreement and the other Loan Documents is true and correct as of the date of such certificate after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing after giving effect to this Amendment, and (iii) each of the conditions set forth in this ARTICLE III has been satisfied.

         3.11     Corporate Authority; Consents. The Agent shall have received
(i) evidence of the corporate, partnership or limited liability company authority of the Borrower and the Guarantors to engage in the transactions contemplated hereby, (ii) officers' or secretaries' certificates stating that there have been no changes in the bylaws or charter documents of each of the Borrower and the Guarantors (except for changes approved in writing by the Agent) since the date of the latest secretary's or officer's certificate delivered to the Agent by the Borrower or such Guarantor, and (iii) a certificate of incumbency with respect to each such Person. The Borrower and the Guarantors shall have obtained all consents and approvals of the boards of directors, shareholders, governmental entities and other applicable third parties necessary in connection with the transactions contemplated herein and shall have delivered copies of the same to the Agent.

         3.12 No Material Adverse Change. No material adverse change shall have occurred in the business, properties, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2002, and no event, condition or state of facts that could reasonably be expected to have such a material adverse effect shall have occurred since December 31, 2002.

         3.13 Fees and Expenses. The Borrower shall have paid (a) to the Agent, (i) for the account of each of the Lenders (to be paid pro rata in accordance with the increase in each Lender's Revolving Credit Commitment pursuant to this Amendment) a fee equal to 0.50% of the increase in the Total Revolving Credit Commitment pursuant to this Amendment, and (ii) for its own account, all other fees and expenses (including reasonable legal fees and expenses) that are due and payable as of the date hereof, and (b) to Wachovia Securities, Inc., for its own account, all fees due and payable to Wachovia Securities, Inc. on the date of this Amendment.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Post-Closing Matters. On or before July 31, 2003 (or such later date as the Agent may reasonably agree to if the Borrower and its Subsidiaries are diligently pursuing such items in good faith), the following matters shall have been completed:

         (a) A Mortgage for the Realty located at Elko Hospital (excluding a non-contiguous parcel of approximately 2.169 acres on which is located the Elko Medical Clinic Building) shall have been duly authorized, executed and delivered by PHC-Elko, Inc., shall have been recorded, registered and filed in a manner reasonably acceptable to the Agent, shall be in full force and effect and no Default shall exist thereunder, and the Agent shall have received a fully executed copy thereof.

         (b) A fixture filing with respect to the fixtures at Elko Hospital, in form and substance reasonably satisfactory to the Agent, shall have been filed.

         (c) The Agent, for the benefit of the Lenders, shall have received a policy of title insurance or a title insurance binder in form and substance reasonably satisfactory to the Agent, from a title insurance company duly licensed to do business in Nevada, selected by the Borrower and reasonably acceptable to the Agent, in an amount reasonably satisfactory to the Agent but not to exceed the fair market value of the Realty, with respect to each tract of Realty being encumbered by the lien of the Mortgage for Elko Hospital, all premiums thereon shall have been paid, and such policy shall insure that the Mortgage for Elko Hospital constitutes a valid, enforceable, first priority lien on the Realty subject thereto, free and clear from all title defects and encumbrances whatsoever except for and subject to Permitted Liens, and only with exceptions for rights of physicians or other healthcare providers as tenants under written leases of office space in the ordinary course of business, but specifically excluding ground leases with terms of ten years or more, and such other exceptions as are reasonably acceptable to the Agent, and shall include future advance and revolving credit endorsements, a variable rate endorsement and such other endorsements as the Agent may reasonably request, to the extent available in Nevada. Such title insurance policy (or binder, as the case may be) with respect to the Realty for Elko Hospital may not contain general survey exceptions except with the Agent's prior written consent.

         (d) The Agent shall have received a metes-and-bounds survey of each tract or parcel of the Realty of Elko Hospital being encumbered by the lien of the Mortgage with respect thereto, in form and substance reasonably satisfactory to the Agent.

         (e) A favorable opinion of James, Driggs, Welch, Santoro & Thompson, Nevada counsel to the Borrower and the Guarantors, with respect to the Security Documents to be executed by PHC-Elko, Inc. in connection with this Amendment, addressed to the Agent, for the benefit of the Lenders, the Issuing Lender and each Lender, and in form and substance satisfactory to the Agent, shall have been delivered to the Agent.

         (f) With respect to the Realty located at the Texas Hospitals subject to Mortgages that are being amended as described in SECTION 3.7, (i) the Agent shall have received endorsements to the existing title insurance policies (or binders, as the case may be) with respect thereto, insuring that such Mortgages (as amended by the amendments described in SECTION 3.7) constitute valid enforceable, first priority liens on the Realty subject thereto, free and clear from all title defects and encumbrances whatsoever except from and subject to Permitted Liens and only with exceptions for rights of physicians or other healthcare providers as tenants under written leases of office space in the ordinary course of business, but specifically excluding ground leases with terms of ten years or more, and such other exceptions as are acceptable to the Agent and (ii) all premiums thereon shall have been paid.

         4.2 Waiver of Event of Default. The Lenders hereby agree to waive any Default or Event of Default arising from noncompliance by the Borrower with
Section 6.4 of the Credit Agreement with respect to the State Tax Liens; provided, that the Borrower shall cause the State Tax Liens to be terminated on or before August 31, 2003.

         4.3 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Loan Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or of any other Loan Document except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         4.4 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

         4.5 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment.

         4.6 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

         4.7 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         4.8 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

         4.9 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by the Borrower, the Agent and the Lenders and the satisfaction of the conditions set forth in
ARTICLE III hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                            PROVINCE HEALTHCARE COMPANY

                                            By: /s/ Christopher T. Hannon
                                                --------------------------------
                                                Name: Christopher T. Hannon
                                                Title: Vice President/Treasurer

                                            WACHOVIA BANK, NATIONAL
                                            ASSOCIATION, as Agent and as Lender

                                            By: /s/ Scott Santa Cruz
                                                --------------------------------
                                                Name: Scott Santa Cruz
                                                Title: Director

                                            BANK OF AMERICA, N.A., AS A LENDER

                                            By: /s/ Elizabeth L. Knox
                                                --------------------------------
                                                Name: Elizabeth L. Knox
                                                Title: Senior Vice President

                                            MERRILL LYNCH CAPITAL
                                            CORPORATION, AS A LENDER

                                            By: /s/ Michael E. O'Brien
                                                --------------------------------
                                                Name: Michael E. O'Brien
                                                Title: Vice President

                                            NATIONAL CITY BANK OF KENTUCKY, AS
                                            A LENDER

                                            By: /s/ Deroy Scott
                                                --------------------------------
                                                Name: Deroy Scott
                                                Title: Senior Vice President

                                            U.S. BANK NATIONAL ASSOCIATION
                                            (F/K/A/ FIRSTAR BANK, NATIONAL
                                            ASSOCIATION), AS A LENDER

                                            By: /s/ S. W. Choppin
                                                --------------------------------
                                                Name: S. W. Choppin
                                                Title: Senior Vice President

                                            BNP PARIBAS, AS A LENDER

                                            By: /s/ Brock Harris
                                                --------------------------------
                                                Name: Brock Harris
                                                Title: Director

                                            By: /s/ Jeffrey Casucci
                                                --------------------------------
                                                Name: Jeffrey Casucci
                                                Title: Vice President

                                            SUNTRUST BANK, AS A LENDER

                                            By: /s/ W. Brooks Hubbard
                                                --------------------------------
                                                Name: W. Brooks Hubbard
                                                Title: Director

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, AS A LENDER

                                            By: /s/ Brian P. Schwinn
                                                --------------------------------
                                                Name: Brian P. Schwinn
                                                Title: Duly Authorized Signatory

                                            AMSOUTH BANK, AS A LENDER

                                            By: /s/ Allison H. Jones
                                                --------------------------------
                                                Name: Allison H. Jones
                                                Title: Vice President

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AS A LENDER

                                            By: /s/ Kristen L. Schmitt
                                                --------------------------------
                                                Name: Kristen L. Schmitt
                                                Title: Officer

                                            CREDIT LYONNAIS NEW YORK BRANCH,
                                            AS A LENDER

                                            By: /s/ Charles Heidsieck
                                                --------------------------------
                                                Name: Charles Heidsieck
                                                Title: Senior Vice President

                                                                      Schedule A

                          Revolving Credit Commitments

                                                                                 Revolving Credit
             Lender                                                                 Commitment
             ------                                                                 ----------
Wachovia Bank, National Association                                               $ 38,338,858
Bank of America, N.A.                                                               35,000,000
Merrill Lynch Capital Corporation                                                   15,000,000
National City Bank of Kentucky                                                      21,250,000
U.S. Bank National Association (f/k/a Firstar Bank, National Association)           26,250,000
BNP Paribas                                                                         17,827,221
SunTrust Bank                                                                       26,250,000
General Electric Capital Corporation                                                15,000,000
AmSouth Bank                                                                        12,583,921
LaSalle Bank National Association                                                   15,000,000
Credit Lyonnais New York Branch                                                     27,500,000